                                                                    Exhibit 21.1



                  Subsidiaries of Young America Holdings, Inc.


         Name                       State of Incorporation             Doing Business As
         ----                       ----------------------             -----------------
Young America Corporation           Minnesota                          Young America Corporation

YAC.ECOM Incorporated               Minnesota                          YAC.ECOM Incorporated

SourceOne Worldwide, Inc.           Minnesota                          SourceOne Worldwide, Inc.